Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT AND SECURITY AGREEMENT

AND PARTIAL RELEASE

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND SECURITY AGREEMENT AND PARTIAL RELEASE (the “Second Amendment” or this “Amendment”), effective as of April 26, 2011, is entered into by and among FEI COMPANY, an Oregon corporation (the “Borrower”), each of the Guarantors listed on the signature pages hereof (such Guarantors, together with the Borrower, the “Debtors”), each of the Lenders listed on the signature pages hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent under the Credit Agreement (as herein defined) (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the lenders party thereto (the “Lenders”), the Administrative Agent and J.P. Morgan Europe Limited, as Alternative Currency Agent for the Lenders, are parties to that certain Credit Agreement dated as of June 4, 2008 (as amended by that certain First Amendment to Credit Agreement, Security and Pledge Agreement and Disclosure Letter dated March 3, 2009, and as further amended, modified and supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Debtors have requested the Administrative Agent and the Lenders to amend certain provisions of the Credit Agreement and the Security Agreement (as hereinafter defined); and

WHEREAS, the Administrative Agent and each Lender signatory hereto has agreed to amend the Credit Agreement and the Security Agreement to the extent reflected in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Section 1.01 of the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended to restate the definitions of “Alternate Base Rate”, “Applicable Percentage” and “Termination Date” in their entirety as follows:

““Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the LIBO Rate for an Interest Period of one month plus 1.50%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the

LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Termination Date” means April 26, 2016.”

(b) Section 1.01 of the Credit Agreement is hereby amended by restating the grid in the definition of “Applicable Margin” to read as follows:

Level	Leverage Ratio	Eurodollar Margin	ABR Margin
I	X>2.75	2.500%	1.000%
II	2.75>X>2.25	2.250%	0.750%
III	2.25>X>1.75	2.000%	0.500%
IV	1.75>X>1.25	1.750%	0.250%
V	X<1.25	1.500%	0.000%

(c) Section 1.01 of the Credit Agreement is hereby amended by adding the following new sentence to the end of the definition of “Cash Management Bank”:

“For purposes of this Agreement, The Royal Bank of Scotland N.V. shall be considered an Affiliate of The Royal Bank of Scotland plc.”

(d) Section 1.01 of the Credit Agreement is hereby amended by restating the grid in the definition of “Commitment Fee Rate” to read as follows:

Level	Leverage Ratio	Commitment Fee Rate
I	X>2.75	0.400%
II	2.75>X>2.25	0.350%
III	2.25>X>1.75	0.300%
IV	1.75>X>1.25	0.250%
V	X<1.25	0.200%

(e) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definition of “Defaulting Lender” in proper alphabetical order:

““Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) (i) failed to fund any portion of its Loans or (ii) participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, unless, in the case of clause (i), such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based upon such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval or acquiescence in any such proceeding or appointment; provided that a Lender shall not be considered a Defaulting Lender solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Lender by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender.”

(f) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Liquidity” in its entirety.

3. Amendment to Article 2 of the Credit Agreement. Article 2 of the Credit Agreement is hereby amended to add the following new Section 2.20 to the end of said Article:

“SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b) if any Swingline Exposure or LC Exposure exists at the time a Lender is a Defaulting Lender, the Borrower shall within one Business Day following notice by the Administrative Agent (i) prepay such Swingline Exposure or, if agreed by the Swingline Lender, cash collateralize the Swingline Exposure of the Defaulting Lender on terms satisfactory to the Swingline Lender and (ii) cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(c) the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 2.20(a); and

(d) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized.”

4. Amendment to Section 6.07 of the Credit Agreement. Section 6.07 of the Credit Agreement is hereby amended to restate subsection (h) in its entirety as follows:

“(h) Restricted Payments that do not exceed $50,000,000 in any one fiscal year provided no Event of Default exists or is created thereby.”

5. Amendment to Section 6.10 of the Credit Agreement. Section 6.10 of the Credit Agreement is hereby amended by restating same in its entirety to read as follows:

“SECTION 6.10 Business Acquisitions. None of the Obligors nor any of their Subsidiaries will make any Business Acquisitions; provided that the Obligors or any Subsidiary thereof may make Business Acquisitions so long as (a) the sum of the aggregate consideration paid for such Business Acquisitions shall not exceed $400,000,000 (excluding any Equity Interests issued by Borrower as partial consideration therefor, but including cash and assumed debt), during the term of this Agreement, (b) the Borrower would be in compliance with Sections 6.14 and 6.15 in each case on a pro forma basis after giving effect to the proposed Business Acquisition, (c) no Default shall exist before or after giving effect to such Business Acquisition and (d) with respect to any Business Acquisition having aggregate consideration in excess of $50,000,000, prior to the consummation of the proposed Business Acquisition, the Borrower shall furnish the Administrative Agent and the Lenders an officer’s certificate executed by a Financial Officer of the Borrower, certifying as to compliance with the requirements of the applicable preceding Section 6.10(a) through Section 6.10(d) and containing the calculations required in this Section 6.10. The consummation of each Business Acquisition shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder.”

6. Amendment to Section 6.14 of the Credit Agreement. Section 6.14 of the Credit Agreement is hereby amended by restating same in its entirety to read as follows:

“SECTION 6.14 Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio to be less than 3.00 to 1.0.”

7. Deletion of Section 6.16 of the Credit Agreement. Section 6.16 of the Credit Agreement is hereby deleted in its entirety.

8. Amendment to Section 10.02(b) of the Credit Agreement. Section 10.02(b) of the Credit Agreement is hereby amended by adding the following new phrase after the semicolon at the end of clause (vii) thereof but before the proviso at the end of said Section:

“or (viii) change any provision of Section 2.20 or the definition of “Defaulting Lender” without the written consent of each Lender;”

9. Partial Release. The Administrative Agent, on behalf of itself and the Lenders, hereby releases all Intellectual Property, as said term is defined in that one certain Security and Pledge Agreement dated as of June 4, 2008, among the Debtors and JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement (as amended prior to the date hereof, the “Security Agreement”), and under any of the Intellectual Property Security Agreements, as said term is defined therein, and does hereby agree that any liens, rights or security interests in the Intellectual Property granted to the Administrative Agent or the Lenders in the Security Agreement or the Intellectual Property Security Agreements are hereby waived, discharged and released in their entirety. The Administrative Agent hereby covenants to execute such other and further releases, Intellectual Property releases, UCC-3 amendments or termination statements, and other documents as Borrower may reasonably request to evidence and effect this release, upon the request of, and at the sole cost and expense of, the Borrower. This release is a partial release only, limited solely to the security interest in the Intellectual Property granted in the Security Agreement and the Intellectual Property Security Agreements and does not affect or impair in any manner any of the other collateral described therein. The Borrower and each Guarantor hereby ratify and affirm the Security Agreement.

10. Amendments to Section 1.01 of the Security Agreement.

(a) Section 1.01 of the Security Agreement is hereby amended by deleting the definitions of “Intellectual Property Security Agreement”, “Patent Collateral”, “Patent Security Agreement”, “Trademark Collateral” and “Trademark Security Agreement” in their entirety.

(b) Section 1.01 of the Security Agreement is hereby amended by restating the definition of “Intellectual Property” in its entirety as follows:

““Intellectual Property” means (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Debtor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; and (f) all causes of action, claims and warranties now or hereafter owned or acquired by any Debtor in respect of any of the items listed above.”

11. Deletion of Section 3.03 of the Security Agreement. Section 3.03 of the Security Agreement is hereby deleted in its entirety.

12. Amendment to Section 5.03 of the Security Agreement. Section 5.03 of the Security Agreement is hereby amended by deleting the last sentence of said Section in its entirety.

13. Deletion of Exhibit B and Exhibit C of the Security Agreement. Exhibit B and Exhibit C of the Security Agreement are hereby deleted in their entirety.

14. Ratification. Each Debtor hereby ratifies all of its Obligations under the Credit Agreement and the other Loan Documents and agrees and acknowledges that the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect as amended and modified by this Amendment. Except to the limited extent described in Section 8 above, nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders, the Secured Parties or the Administrative Agent created by or contained in the Credit Agreement or in any other Loan Document nor is any Debtor released from any covenant, warranty or obligation created by or contained therein.

15. Representations and Warranties. Each Debtor hereby represents and warrants to the Administrative Agent, the Lenders and the Secured Parties that (i) this Amendment has been duly executed and delivered on behalf of such Debtor, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (ii) this Amendment constitutes a valid and legally binding agreement enforceable against each Debtor in accorded with its terms, (iii) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except as heretofore otherwise disclosed in writing to the Administrative Agent, provided, that to the extent such representations and warranties were made as of a specified date, the same shall be required to remain true and correct in all material respects as of such specific date, (iv) no Default or Event of Default exists under the Credit Agreement or any other Loan Document and (v) the execution, delivery and performance of this Amendment has been duly authorized by each of the Debtors.

16. Conditions to Effectiveness. This Amendment shall be effective upon the execution and delivery hereof by all parties to the Administrative Agent and receipt by the Administrative Agent of the following in form and substance satisfactory to the Administrative Agent:

(a) this Amendment, executed by all parties hereto;

(b) a certificate of an officer and of the secretary or an assistant secretary of each of the Debtors certifying, inter alia, (i) copies of each of the articles or certificate of incorporation or organization, as amended and in effect, of such Debtor, the bylaws or operating agreement or regulations, as amended and in effect, of such Debtor (or a statement that such documents have not changed since March 3, 2009) and the resolutions adopted by the board of directors or managers or members of such Debtor (A) approving the form of this Amendment and (B) authorizing the execution, delivery and performance by such Debtor of this Amendment and (ii) the incumbency and specimen signatures of the officers of such Debtor executing any documents on its behalf;

(c) the payment to the Administrative Agent of all fees and expenses (including the fees and disbursements of Andrews Kurth LLP) and all fees payable to the Lenders in connection with this Amendment;

(d) such other consents, approvals, opinions or documents as the Administrative Agent may reasonably request.

17. Release and Indemnity.

(a) Each of the Debtors hereby releases and forever discharges the Administrative Agent and each of the Lenders and Secured Parties and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all known claims, demands, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based in law or equity, which any of said parties has held or may now own or hold for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Debtors or their representatives and the Administrative Agent, the Lenders and the Secured Parties or any of their respective directors, officers, agents, employees, attorneys or other representatives. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims which may, or could be, asserted by any of the Debtors.

(b) Each of the Debtors hereby ratifies the indemnification provisions contained in the Loan Documents, including, without limitation, Section 10.03 of the Credit Agreement, and agrees that this Amendment and any losses, claims, damages and expenses related thereto shall be covered by such indemnities.

(c) Each of the Guarantors hereby ratifies and reaffirms its obligations under the Guarantees and confirms that said Guarantees remain in full force and effect notwithstanding the execution of this Amendment.

18. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original, electronic or facsimile form, each of which shall be construed as an original, but all of which shall constitute one and the same instrument.

19. Governing Law. This Amendment, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the law of New York and of the United States.

20. Final Agreement of the Parties. Any previous agreement among the parties with respect to the subject matter hereof is superseded by the Security Agreement, as amended by this Amendment. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Amendment.

[Remainder of page intentionally left blank; signatures on separate pages]

IN WITNESS WHEREOF, the Debtors and the Administrative Agent have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

DEBTORS:	FEI COMPANY, an Oregon corporation

By:
Raymond A. Link
Executive Vice President and
Chief Financial Officer

FEI TECHNOLOGIES INC., an Oregon corporation

By:
Raymond A. Link
President

Signature Page to Second Amendment

ADMINISTRATIVE AGENT	JPMORGAN CHASE BANK, N.A.
AND LENDER:
By:
Name:
Title:

Signature Page to Second Amendment

LENDER:	HSBC BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page to Second Amendment

LENDER:	U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page to Second Amendment

LENDER:	BANK OF AMERICA, N.A.

By:
Name:
Title:

Signature Page to Second Amendment

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page to Second Amendment

LENDER:	THE ROYAL BANK OF SCOTLAND N.V.

By:
Name:
Title:

Signature Page to Second Amendment

LENDER:	THE ROYAL BANK OF SCOTLAND plc

By:
Name:
Title:

Signature Page to Second Amendment